EGA EMERGING GLOBAL SHARES TRUST
EXHIBIT TO ITEM 77Q1 (e)
Copies of any new or amended Registrant investment advisory contracts
The following document is included in Registrant's Form 485BPOS, dated August 12, 2015 (Accession No. 0001144204-15-048618), and
incorporated by reference herein:

1.	Amendment dated August 12, 2015 to Schedule A to the
Investment Advisory Agreement dated February 23, 2012, as amended and restated as of March 1, 2013, between EGA
Emerging Global Shares Trust and Emerging Global Advisors,
LLC.